EXHIBIT 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks Elects Robert A. Schriesheim to its Board of Directors

Executive Brings Global Corporate Development and Finance
Experience in Technology Sector

WOBURN, Mass., May 15, 2006 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an industry leader in radio solutions and precision analog semiconductors, today announced that the company has elected Robert A. Schriesheim to its board of directors. Schriesheim is a general partner for ARCH Development Partners, a seed stage venture capital fund that focuses on information technology / services and life sciences.

“Rob Schriesheim is an excellent addition to our board of directors,” said Dwight W. Decker, Skyworks’ chairman of the board. “He is a strategic thinker with global experience whose operational and financial expertise will help us ensure we are creating maximum shareholder value.”

Schriesheim, 46, has been with ARCH Development since 2002, and been instrumental in building a portfolio of technology investments. Prior to ARCH, Schriesheim was executive vice president, corporate development and chief financial officer for Global Telesystems, a $1 billion publicly-traded company based in London that was acquired by KPNQwest in 2002. Previously, he was president and chief executive officer of SBC Equity Partners. His earlier career included various executive positions in corporate development and finance with Ameritech, AC Nielsen and Brooke Group.

“I am excited to be joining Skyworks’ board of directors at this key growth stage of the company,” said Schriesheim. “I look forward to sharing my experience as Skyworks solidifies its position as the industry leader in multimode radios and analog semiconductors.”

Schriesheim graduated from Princeton University with a bachelor’s degree in chemistry and completed his master’s in business administration from the University of Chicago.

About Skyworks

Skyworks Solutions, Inc. is an industry leader in radio solutions and precision analog semiconductors servicing a diversified set of mobile communications applications. The company’s power amplifiers, front-end modules and direct conversion transceivers are at the heart of many of today’s leading-edge multimedia handsets, cellular base stations and wireless networking platforms. Skyworks also offers a portfolio of highly innovative linear products, supporting a diverse set of automotive, broadband, industrial and medical customers.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “believes”, “plans”, “may”, “will”, “continue”, similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

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